EXHIBIT 10.12

                               LEASE AGREEMENT

     This Lease Agreement (the "Lease") is made as of this 29th day of February 2000, by and between MILLIKAN PROPERTIES, LLC, an Oregon limited liability company, having its principal place of business at 1701 SE Columbia River Drive, Vancouver, Washington 98661 ("Landlord"), and BENCHMARK ELECTRONICS, INC., a Texas corporation, having its principal place of business at 3000 Technology Drive, Angleton, Texas 77515 ("Tenant").

                                   RECITALS

     WHEREAS, Landlord owns Lot 7 in the Tektronix Business Park in Beaverton, Oregon (the "Land"), on which is situated an approximately 76,947 square foot building (the "Building"). (The Land and the Building, together with all appurtenances thereto, are collectively referred to as the "Property"); and

     WHEREAS, pursuant to that certain Lease Agreement dated February 1, 1997 between Tenant and Landlord's predecessor in interest (the "Existing Lease"), Tenant currently occupies and uses the portion of the Property consisting of approximately 51,950 square feet of space in the Building, and 136 unreserved parking spaces, as more specifically described in the Existing Lease; and

     WHEREAS, Tenant wishes to expand its leasehold interest to include that portion of the Building on the Property which it does not currently lease and to enter into a new ten-year lease (with two five-year renewal options) with Landlord for the entire Building.

     NOW, THEREFORE, in consideration of the premises and conditions herein contained, the parties agree as follows:

                                  AGREEMENT

      1. DEMISE OF PREMISES.

            a. DEMISE. Landlord hereby leases to Tenant, and Tenant hereby leases from Landlord, the Property, including approximately 70,647 square feet of space on the first floor of the Building and approximately 6,300 square feet of space on the second floor of the Building (collectively, the "Premises"). The Premises are located at 3725 SW Hocken Avenue and are depicted in Exhibits A-1 and A-2, which are incorporated herein by reference. The Premises shall include all appurtenances thereto and the right to use all off-street parking spaces in the parking lot on the Land, as shown on Exhibit A-2. In addition, Landlord shall provide Tenant with 35 parking spaces on Lot 8 in Tektronix Business Park, in an area designated by Landlord. In the event Landlord requires such parking spaces as a result of changes to the occupancy of the buildings on Lot 8, Landlord shall have the right to expand the current parking lot on the Premises by an additional 35 spaces (as Landlord's sole cost and expense and without reimbursement by Tenant) and substitute such parking for the parking on Lot 8.

            b. TERM OF LEASE. The term of this Lease shall commence on the Effective Date (defined in Section 2) and shall continue for a period of 10 years thereafter, unless sooner terminated pursuant to any other provision hereof (the "Initial Term"). Landlord hereby grants to Tenant the right and option to extend the Initial Term for two (2) successive renewal terms of five
(5) years each (each a "Renewal Term") for an aggregate additional ten (10) years, to begin upon the expiration of the Initial Term or the preceding Renewal Term, as applicable. Tenant's exercise of each such option shall be accomplished by delivering to Landlord written notice of Tenant's election to renew no later than twelve

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(12) months prior to the expiration of the preceding term; provided, however, that Landlord shall advise Tenant in writing of the renewal option fifteen (15) months prior to the expiration of the preceding Initial Term and any Renewal Term. All of the other terms, provisions and covenants of this Lease shall apply to the Renewal Terms, including the rental adjustment set forth in Section 4(a).

          c. AUTHORIZED USE. Tenant represents that it intends to use the Premises as a electronics manufacturing facility. Tenant, as well as any permitted assignee or sublessee, shall be allowed to use the Premises for any other purpose that (i) is legal, (ii) is not morally offensive, (iii) is in full compliance with all applicable and governing zoning, business and use codes as evidenced by the proper permits and certificates of occupancy, and (iv) will not put excessive loads on the electrical, mechanical, plumbing or other operating systems within the Building. Tenant shall provide Landlord with at least fifteen
(15) days' advance written notice of any proposed change in use of the Premises. In addition, Tenant shall not store any items outside of the Premises except when shipping or receiving product at the loading dock serving the Building and except for storage of items used in the operation of Tenant's business at the Property provided that they are stored in an organized manner which complies with all applicable governmental regulations.

      2. DELIVERY OF ADDITIONAL SPACE. Following Tektronix, Inc's surrender of its space in the Building, containing approximately 24,997 square feet (the "Expansion Space"), Landlord shall deliver vacant, broom-clean possession of the Expansion Space to Tenant upon not less than five (5) business days' prior written notice to Tenant. The date on which Landlord so delivers the Expansion Space to Tenant is referred to as the "Effective Date." Landlord anticipates that the Effective Date will occur on or about June 1, 2000. Subject to the foregoing, Tenant shall accept the Expansion Space in its "as-is" condition.

      3. LANDLORD'S WARRANTY. Landlord warrants that it has lawful right to lease the Premises to Tenant, and that Landlord will defend Tenant's right to quiet enjoyment of the Premises from the claims of all persons arising by, through or under Landlord during the Lease term.

      4. RENT.

            a. BASE RENT. Tenant shall pay to Landlord as Base Rent the sum of $39,938.50 per month, subject to increase as hereinafter provided. Base Rent shall be payable on the first day of each month (in advance and without demand) and shall be deemed delinquent if not paid on or before the tenth day of each month. Base Rent and additional rent for the first and last months of the Lease term shall be prorated on a daily basis. Effective on and as of each three-year anniversary of the Effective Date within the Initial Term and any renewal term, the Base Rent last payable hereunder shall increase by seven and one-half percent (7 1/2%).

            b. ADDITIONAL RENT. In addition to the Base Rent, Tenant shall be responsible for (i) Real Property Taxes (as described Section 8), (ii) Utilities (as described in Section 7), (iii) Insurance Premiums (as described in Section 11, (iv) and Maintenance Expenses (as described in Section 6(b)). The Real Property Taxes, Utilities, Insurance Premiums and Maintenance Expenses are collectively referred to as "Additional Rent". Tenant shall pay Additional Rent directly to the service providers as more specifically set forth herein. Therefore, (I) beginning on the thirty-seventh (37th) month following the Effective Date, the Base Rent will increase from $39,938.50 per month to $42,933.89 and (ii) similar 7-1/2 percent increases will occur at the beginning of the 73rd, 109th (and if Tenant elects to exercise its option for one or both Renewal Terms, on the 145th, 181st and 217th month) month following the Effective Date.

            c. INTEREST. All amounts of money payable by Tenant to Landlord hereunder, if not paid when due, after expiration of any applicable grace period, shall bear interest from the due date until

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paid at the rate of twelve percent (12%) per annum, but not in any event more than the maximum legal rate.

            d. MANNER OF PAYMENT. All payments due from Tenant to Landlord shall be made to Landlord without deduction or offset in lawful money of the United States of America at Landlord's address for notices, or to such other person or at such other place as Landlord may designate in writing to Tenant from time to time. Subject to the limitation as set forth in Section 20(d), Tenant shall have the right to offset any Base Rent owed to Landlord any amounts expended to cure any default by Landlord hereunder if Landlord fails to pay such amounts within ten (10) days' after Tenant's written demand therefor.

      5. COMPLIANCE WITH LAWS, INDEMNITY.

            a. COMPLIANCE WITH LAWS. Tenant shall promptly comply with all laws, statutes, ordinances and governmental rules, regulations and requirements (collectively "Laws") now in force or which may hereafter be in force, with the requirements of any board of fire underwriters (or other similar body now or hereafter constituted) or of any insurance underwriters or inspectors, and with any directive issued pursuant to any law by any public officer or officers, insofar as any thereof relate to Tenant's use or occupancy of the Premises. Tenant shall bear the cost and expense of complying with any such Laws, requirements or directives unless such costs and expenses are specifically allocated to Landlord elsewhere in this Lease.

            b. TENANT INDEMNITY. Tenant shall indemnify, defend and hold Landlord harmless from and against any and all claims, losses, liabilities or expenses (collectively, "Losses") arising from (i) Tenant's use of the Premises or from the conduct of its business on or about the Premises, or from any activity, work or things which may be permitted or suffered by Tenant in or about the Premises, (ii) any breach or default in the performance of any obligation on Tenant's part to be performed under the provisions of this Lease or arising from any act or omission of Tenant or any of its agents, contractors, employees, or invitees, (iii) contamination or other adverse effects on the environment, or any violation or alleged violation of any statute, ordinance, order, rule, or regulation of any governmental entity or agency to the extent caused by, arising out of, or connected with the presence of any Hazardous Material on the Premises, which Hazardous Material is on the Premises as a result of the act or omission of Tenant, its officers, employees, agents, contractors, or invitees occurring during the term of this Lease or the term of the Existing Lease; and (iv) from any and all costs, attorneys' fees and expenses incurred in the defense of any action or proceeding brought thereon. Tenant's obligations under this subsection (b) shall survive termination of this Lease.

            c. LANDLORD INDEMNITY. Landlord shall indemnify, defend and hold Tenant harmless from and against any and all Losses arising from (i) the use of the Premises by Landlord; (ii) contamination (as a Hazardous Material or otherwise) of the Premises caused or permitted by Landlord or existing prior to Tenant's occupancy of the Building or any asbestos in the Premises except for the asbestos containing materials described in that certain Asbestos Survey Report dated August 1996 prepared by PBS Environmental, a copy of which has been provided to Tenant; (iii) any breach or default in the performance of any obligation on Landlord's part to be performed under the provisions of this Lease or arising from any act or omission of Landlord or any of its agents, officers, contractors, employees, or invitees (including any misrepresentation or breach of warranty by Landlord); and (iv) from any and all costs, attorneys' fees and expenses incurred in the defense of any action or proceeding brought thereon. Landlord's obligations under this subsection (c) shall survive termination of this Lease. Notwithstanding anything to the contrary herein contained, in the event the roof contains any asbestos, Landlord shall be responsible for all necessary removal, remediation and other costs in accordance with Section 6(a).

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      6. IMPROVEMENTS; REPAIRS AND MAINTENANCE.

            a. LANDLORD'S OBLIGATIONS. Landlord shall, at its sole cost and expense and without reimbursement by Tenant, make the repairs and replacements described in Exhibit B hereto. In addition, Landlord (at its sole cost and expense) shall be responsible for repairing and replacing, as necessary, the structure, foundation and roof of the Building in good order and for performing ordinary maintenance of the parking lot and landscaping of the Property (excluding snow and ice removal). Landlord represents and warrants that any such repairs will be done in a professional manner and will comply with all applicable federal, state and local Laws.

            b. TENANT'S OBLIGATIONS. Except as provided in subsection (a) above, Tenant shall, at its sole cost and expense, keep the entire Property in good condition and state of repair. Without limiting the generality of the foregoing, Tenant shall be responsible for (i) all maintenance, repairs and replacements to the Building (other than the structure, foundation or roof), (ii) all maintenance, repairs and replacements to the electrical, plumbing, HVAC and other mechanical systems serving the Building and common areas on the Property,
(iii) all maintenance, repairs and replacements to the common areas on the Property, including snow and ice removal, except that Landlord shall be responsible for ordinary maintenance of the parking lot and landscaping of the Property. Throughout the Lease term, Tenant shall keep in force third-party maintenance agreements as described in the attached Exhibit C. Tenant represents and warrants that any repairs and replacements made by Tenant will comply with all applicable federal, state and local Laws.

            c. TENANT IMPROVEMENTS AND ALLOWANCES. Following delivery of the Expansion Space, Tenant shall, except as provided in subsection (a) above, be solely responsible for promptly improving the Expansion Space (and Tenant's existing space) to make the Building suitable for Tenant's purposes, in compliance with all applicable Laws, building codes and requirements of public authorities (including those of the Fire Marshall). All of such improvements shall be at Tenant's sole cost and expense subject to the construction allowances of Landlord hereinafter provided. All improvements to the Premises shall be (i) made pursuant to plans and specifications prepared by Tenant's architect and approved by Landlord in advance, which approval shall not be unreasonably withheld, conditioned or delayed, and (iii) of first-class materials and workmanship. Once approved, the plans and specifications shall be attached to this Lease as Exhibit D. Landlord shall provide Tenant with an allowance of $700,000.00 for such improvements. In addition, in the event governmental authorities require Tenant to make seismic upgrades to the Building, Landlord shall reimburse Tenant for all reasonable cost incurred by Tenant in making such upgrades. Tenant shall use its commercially reasonable efforts to avoid triggering any seismic upgrade requirements in connection with its improvements to the Building. Landlord shall disburse such allowances as work progresses upon receipt of written disbursement requests describing the work for which the payment is being requested, accompanied by paid invoices and appropriate lien waivers. Landlord may retain 10% from each disbursement request. Landlord shall pay the retainage to Tenant upon receipt of a copy of a certificate of occupancy with respect to the Expansion Space (if one is required before occupancy) and copies of final lien waivers from all subcontractors and suppliers.

      7. SERVICES AND UTILITIES. Services and utilities shall be provided to the Premises and paid as follows:

                                                       PAID BY:    PROVIDED BY:
                                                       --------    ------------
       a.    Electricity                                 Tenant          Tenant
       b.    Natural Gas                                 Tenant          Tenant

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       c.    Water and Sewer                             Tenant          Tenant
       d.    Janitorial Services and Trash Removal       Tenant          Tenant
       e.    Telephone Service                           Tenant          Tenant

Landlord shall not be liable for, and Tenant shall not be entitled to, any reduction of rental by reason of Tenant's inability to obtain (or failure of) any of the foregoing services unless Landlord intentionally or negligently caused such failure/inability to obtain.

      8. PAYMENT OF TAXES AND ASSESSMENTS.

            a. PROPERTY TAXES. As used herein, "property taxes" means real property taxes and assessments and any newly created charge or fee relating to the ownership or use of the Property or any fee imposed in lieu of real property taxes. During the Lease term, Tenant shall pay, at least fifteen (15) days prior to the date due, all property taxes which are assessed or levied against the Property. Upon Landlord's request, Tenant shall furnish Landlord with satisfactory evidence of payment of such taxes. Tenant shall have the right to contest, in appropriate proceedings and in good faith, at its own expense, the amount of any property tax, so long as Landlord's interest in the Property is not jeopardized thereby.

            b. TENANT'S PROPERTY. Tenant shall pay before delinquency all real and personal property taxes on Tenant's inventory, fixtures, equipment and other personal property in or about the Premises.

            c. LANDLORD'S RIGHT TO CURE. In the event Tenant fails to pay when due any real or personal property tax, Landlord at its option may pay the past due tax. All such past due taxes paid by Landlord, together with interest at the rate of twelve percent (12%) per annum (but in no event to exceed the maximum rate permitted by law), shall become immediately due and payable by Tenant to Landlord.

      9. TENANT'S COVENANTS. Tenant shall pay all rent when due, and at expiration or termination of the term hereof, shall yield up peacefully to Landlord the Premises in as good order and repair as when delivered to Tenant, damage by fire and extended coverage perils, ordinary wear and tear, war, riot, public disaster, act of any governmental authority and other damage for which Tenant is not responsible, and Tenant's permitted improvements hereunder, excepted. Tenant agrees to maintain the Premises in a clean, attractive and sanitary condition, to replace all glass broken or damaged during the term of this Lease with glass of the same quality as that broken or damaged, and not to make any alterations, improvements, or additions to the Premises (other than those specifically set forth on Exhibit D) without having obtained Landlord's prior written consent, which consent shall not be unreasonably withheld. As a condition to giving such consent, Landlord may require that Tenant remove any such alterations, improvements or additions at the termination of the Lease and to restore the Premises to their original condition. Any permanent improvements made to the Premises shall become part of the real property at Landlord's option. Tenant shall keep the Premises free from all construction liens in connection with any alterations, improvements or additions to the Premises. At the termination of this Lease, Tenant shall remove all trade fixtures and any and all machinery, equipment and other items of personal property installed by Tenant in the Premises or located in the Premises or elsewhere on the Land, and surrender the Premises to Landlord broom-clean. Tenant agrees promptly to repair, at its expense, damage to the Premises that may be caused by the removal of such trade fixtures and personal property.

      10. SIGNS. Tenant shall have the right to display its name and trademark on signs on the Building leased hereunder and on any monuments on the Land, subject however to Landlord's prior approval of design and location (which approval shall not be unreasonably withheld), as well as the approval of all governmental agencies having jurisdiction.

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      11. INSURANCE/WAIVER OF SUBROGATION.

            a. CASUALTY. During the term of this Lease, Landlord shall obtain and maintain from a financially responsible insurance company a policy of insurance covering loss of or damage to the Property in the full amount of its replacement value. Such policy shall provide protection against all perils included within the classification of fire, extended coverage, vandalism, earthquake, liability, malicious mischief, special extended perils (all risk), sprinkler leakage and rental interruption. Tenant shall reimburse Landlord for the cost of such insurance within thirty (30) days after Landlord provides Tenant with an invoice for such insurance. Tenant shall be liable for the payment of any deductible amount under such insurance policies maintained pursuant to this subsection (a) in an amount not to exceed Ten Thousand Dollars ($10,000); provided, however, that Landlord shall be obligated to reimburse Tenant for such deductible in the event any claim resulted from Landlord's intentional conduct or negligence. Tenant shall bear the expense of any insurance insuring the property of the Tenant on the Premises against casualty risks, but shall not be required to insure.

            b. LIABILITY. Tenant shall at its sole expense obtain from a financially responsible insurance company, and keep in force throughout the term hereof for the mutual benefit of Landlord and Tenant, a policy of commercial general liability insurance (sometimes known as broad form comprehensive general liability insurance) insuring Tenant against liability for bodily injury, property damage (including loss of use of property) and personal injury arising out of the operation, use or occupancy of the Premises. Tenant shall name Landlord as an additional insured under such policy. The initial amount of such insurance shall be Two Million Dollars ($2,000,000) per occurrence. At Landlord's request, Tenant shall provide Landlord a certificate of insurance. Tenant shall be responsible for any deductible under such insurance. Tenant's liability insurance shall be primary, not contributing with or in excess of any liability coverage maintained by Landlord.

            c. WAIVER OF SUBROGATION. The parties shall obtain from their respective insurance carriers waivers of subrogation against the other party, agents, employees and invitees. Neither party shall be liable to the other for any loss or damage caused by fire or any of the risks enumerated in a standard fire insurance policy with an extended coverage endorsement if such insurance was obtainable at the time of such loss or damage.

      12. DAMAGE AND DESTRUCTION.

            a. If the Premises are partly damaged (i.e., less than fifty percent (50%) of the Premises is untenantable as a result of such damage and less than fifty percent (50%) of Tenant's operations are materially impaired) and Landlord does not elect to terminate the Lease pursuant to subsection (b) below, the Premises shall be repaired as follows:

                  (1) If the damage is caused by a risk which would be covered by a standard property/casualty insurance policy with an endorsement for extended coverage or which is actually covered by insurance maintained by Landlord, repairs shall be at the expense of the Landlord whether or not the damage occurred as the result of fault on the part of Tenant, its employees, agents, contractors or invitees.

                  (2) If the damage occurred from a risk which would not be covered by insurance of the kind described in subsection (1) above and, in addition, such damage in fact was not covered by other insurance maintained by Landlord (an "Uninsured Loss"), repairs shall be at the expense of the Landlord.

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                  (3) All repairs shall be accomplished with all reasonable
dispatch subject to interruptions and delays from labor disputes and matters beyond the control of the party responsible; provided, however, that in the event the Premises cannot be repaired within 150 days from the date of casualty (subject to force majeure), Tenant shall have the right to terminate this Lease without penalty. Base Rent and Additional Rent shall be abated to the extent the Premises are untenantable subsequent to the damage and during the period of repair. In addition, if as a result of such casualty Tenant cannot use at least sixty (60%) of its manufacturing facilities in the Building, then Base Rent and Additional Rent shall abate completely unless and to the extent Tenant nevertheless continues to occupy and conduct business from the Premises.

            b. If the insurance proceeds received by Landlord are not sufficient to pay the entire cost of repair, if the Premises are fifty percent (50%) or more destroyed or if the cause of the damage is not covered by the insurance policy which Landlord maintains under Section 11(a), Landlord may elect either to (i) repair the damage as soon as reasonably possible, but in no event later than 150 days after the occurrence of such damage, in which case this Lease shall remain in full force and effect, or (ii) terminate this Lease as of the date the damage occurred. Landlord shall notify Tenant within thirty (30) days after receipt of notice of the occurrence of the damage whether Landlord elects to repair the damage or terminate the Lease. If Landlord elects to terminate the Lease, Tenant may elect to continue this Lease in full force and effect, in which case Tenant shall repair the damage to the Premises. Tenant shall pay the cost of such repairs, except that upon satisfactory completion of such repairs, Landlord shall deliver to Tenant any insurance proceeds received by Landlord for the damage repaired by Tenant. Tenant shall give Landlord written notice of such election within ten (10) days after receiving Landlord's termination notice.

            c. If the Premises is destroyed or damaged and Landlord or Tenant repairs or restores the Premises pursuant to the provisions of this Section, Base Rent and Additional Rent payable during the period of such damage, repair and/or restoration shall be reduced according to the degree, if any, to which Tenant's use of the Premises is impaired. In addition, if as a result of such casualty Tenant cannot use at least sixty (60%) of its manufacturing facilities in the Building, then Base Rent and Additional Rent shall abate completely unless and to the extent Tenant nevertheless continues to occupy and conduct business from the Premises.

            d. Notwithstanding anything to the contrary herein provided, if (i) the damage to the Premises occurs during the last six (6) months of the Lease term, (ii) such damage will require more than thirty (30) days to repair and
(iii) the estimated cost of repair shall exceed ten percent (10%) of the monetary value of the portion of the Premises, either Landlord or Tenant may elect to terminate this Lease without penalty as of the date the damage occurred, regardless of the sufficiency of any insurance proceeds. The party electing to terminate this Lease shall give written notification to the other party of such election within thirty (30) days after Tenant's notice to Landlord of the occurrence of the damage.

            e. With respect to any deductible amount under Landlord's insurance and any repairs or restoration required of Landlord under this Section, the repairs or restoration to which the deductible would apply shall be at the expense of Tenant, unless the damage was the result of the fault of Landlord, its employees, agents, contractors or invitees, in which case Landlord shall be responsible for the amount of the deductible.

      13. CONDEMNATION. If all or any portion of the Premises is taken under the power of eminent domain or sold under the threat of that power (collectively "Condemnation"), this Lease shall terminate as to the part taken or sold on the date the condemning authority takes title or possession, whichever occurs first. If more than twenty percent (20%) of the floor area of the Building in which the Premises is located, or which is located on the Premises, is taken, either Landlord or Tenant may terminate this Lease as of the

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date the condemning authority takes title or possession, by delivering written notice to the other within ten (10) days after receipt of written notice of such taking (or in the absence of such notice, within ten (10) days after the condemning authority takes title or possession). If neither Landlord nor Tenant terminates this Lease, this Lease shall remain in effect as to the portion of the Premises not taken, except that the Base Rent and Additional Rent shall be reduced in proportion to the reduction in the floor area of the Premises. Any Condemnation award or payment shall be distributed in the following order: (a) first, to any ground lessor, mortgagee or beneficiary under a deed of trust encumbering the Premises, the amount of its interest in the Premises; (b) second, to Tenant, only the amount of any award specifically designated for loss of or damage to Tenant's trade fixtures or removable personal property, moving expenses, unamortized capital expenses made pursuant to this Lease (less any improvement allowances paid by Landlord hereunder), and increased rents; and (c) third, to Landlord, the remainder of such award, whether as compensation for reduction in the value of the leasehold, the taking of the fee, or otherwise. If this Lease is not terminated, Landlord shall repair (at its expense) any damage to the Premises caused by the Condemnation, except that Landlord shall not be obligated to repair any damage for which Tenant has been reimbursed by the condemning authority. If the severance damages received by Landlord are not sufficient to pay for such repair, Landlord shall have the right to either terminate this Lease or make such repair at Landlord's expense.

      14. ASSIGNMENT AND SUBLETTING. Tenant shall have the right to sublet or assign its interest in the Premises upon the written consent of the Landlord, which shall not be unreasonably withheld. Tenant's request for consent to any such transfer shall set forth in writing the details of the proposed transfer, including the name, business and financial condition of the prospective transferee, financial details of the proposed transfer (e.g., the term of and the rent and security deposit payable under any proposed assignment or sublease), and any other information Landlord deems relevant. Landlord shall be required to consent to such sublet or assignment so long as (i) Tenant agrees to remain financially responsible for the payment of rent and all of its other obligations under this Lease, (ii) the proposed subtenant or assignee intends to use the Premises in a manner permitted under this Lease, and (iii) the proposed subtenant or assignee does not pose a threat to the integrity of the Premises.

      15. SUBORDINATION, ESTOPPEL CERTIFICATES.

            a. SUBORDINATION. This Lease shall be subject and subordinated at all times to the lien of any mortgage or deed of trust now or hereafter placed on or against the Premises or on or against Landlord's interest or estate therein, all without the necessity of having further instruments executed on the part of Tenant to effectuate such subordination. Notwithstanding the foregoing, in the event of a foreclosure of any such mortgage or deed of trust or of any other action or proceeding for the enforcement thereof, or of any sale thereunder, this Lease will not be barred, terminated, cut off or foreclosed nor will the rights and possession of Tenant hereunder be disturbed if Tenant shall not then be in default in the payment of rent or otherwise be in default under the terms of this Lease, and Tenant shall attorn to the purchaser at such foreclosure, sale or other action or proceeding. Tenant agrees to execute and deliver promptly such further instruments evidencing such subordination of this Lease to the lien of any such mortgage or deed of trust as may reasonably be required by Landlord's lender. Tenant's covenant to subordinate this Lease is conditioned upon each such senior instrument containing the commitments specified in the second sentence of this subsection (a).

            b. ESTOPPEL CERTIFICATE. From time to time, but on not less than ten
(10) days' prior notice by Landlord, Tenant will execute, acknowledge and deliver to Landlord a certificate, using a form provided by Landlord or its lender, certifying (1) that this Lease is unmodified and in full force and effect (or, if there have been modifications, that this Lease is in full force and effect, as modified, and stating the date and nature of each such modification), (2) the date, if any, to which Base Rent and other sums payable hereunder have been paid, (3) that no notice has been received by Tenant of any default which

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has not been cured, except as to defaults specified in such certificate, and (4)
such other matters as may be reasonably requested by Landlord or its lender. Any such certificate may be relied upon by any prospective purchaser, mortgagee or beneficiary under any deed of trust of the Property or any part thereof

      16. ASSIGNMENT OF LEASE AS SECURITY. Tenant agrees that if this Lease is assigned as additional security for any mortgage or deed of trust of the Landlord, and the Tenant is furnished with notice thereof, including the name and address of the mortgagee or beneficiary, then the Tenant shall not terminate this Lease because of a default by the Landlord, without first notifying the mortgagee or beneficiary, specifying the default in reasonable detail and affording the mortgagee or beneficiary a reasonable opportunity (not to exceed thirty (30) days) to make performance on behalf of Landlord.

      17. TENANT DEFAULT. The following shall be events of default by Tenant:

            a. DEFAULT IN RENT. Failure of Tenant to pay any Rent or Other Charges required hereunder when due and such failure continues for at least ten
(10) days after receipt of written notice from Landlord specifying such failure.

            b. DEFAULT IN OTHER COVENANTS. Failure of Tenant to comply with any term or condition or fulfill any obligation of the Lease (other than the payment of rent) within thirty (30) days after receipt of written notice from Landlord specifying the nature of the default with reasonable particularity. If the default is of such a nature that it cannot be completely remedied within the 30-day period, this provision shall be complied with if Tenant begins correction of the default within the 30-day period and thereafter proceeds with reasonable diligence and in good faith to effect the remedy as soon as practicable.

            c. INSOLVENCY. If Tenant makes a general assignment or general arrangement for the benefit of creditors; (ii) if a petition for adjudication of bankruptcy or for reorganization or rearrangement is filed by or against Tenant and is not dismissed within thirty (30) days; (iii) if a trustee or receiver is appointed to take possession of substantially all of Tenant's assets located at the Premises or of Tenant's interest in this Lease and possession is not restored to Tenant within thirty (30) days; or (iv) if substantially all of Tenant's assets located at the Premises or of Tenant's interest in this Lease is subjected to attachment, execution or other judicial seizure which is not discharged within thirty (30) days.

      18. LANDLORD'S DEFAULT. The following shall be events of default by
Landlord:

            a. DEFAULT IN COVENANTS. Failure of Landlord to comply with any term or condition or fulfill any obligation of the Lease within thirty (30) days after receipt of written notice from Tenant specifying the nature of the default with reasonable particularity. If the default is of such a nature that it cannot be completely remedied within the 30-day period, this provision shall be complied with if Landlord begins correction of the default within the 30-day period and thereafter proceeds with reasonable diligence and in good faith to effect the remedy as soon as practicable.

            b. INSOLVENCY. If Landlord makes a general assignment or general arrangement for the benefit of creditors; (ii) if a petition for adjudication of bankruptcy or for reorganization or rearrangement is filed by or against Landlord and is not dismissed within thirty (30) days; (iii) if a trustee or receiver is appointed to take possession of substantially all of Landlord's assets located at the Premises or of Landlord's interest in this Lease and possession is not restored to Landlord within thirty (30) days; or (iv) if substantially all of Landlord's assets located at the Premises or of Landlord's interest in this Lease is subjected to attachment, execution or other judicial seizure which is not discharged within thirty (30) days.

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
      19. REMEDIES OF LANDLORD FOR BREACH BY TENANT. Upon the occurrence of an event of default, Landlord, at its option and in addition to any other rights and remedies it may have at law, in equity, under this Lease or otherwise, may pursue any one or more of the following courses of action:

            a. RIGHT TO CURE. Landlord may enter the Premises, if necessary, and cure said default at the expense of Tenant and the cost thereof shall be deemed additional rent, bear interest as provided in Section 4(c), and be paid by Tenant upon written demand of Landlord.

            b. TERMINATION. Provided that the default in question was material and that Tenant was provided with an additional 30-day period to cure the default within such period, the Lease may be terminated at the option of Landlord by notice in writing to Tenant. If the Lease is not terminated by election of Landlord or otherwise, Landlord shall be entitled to recover actual direct damages from Tenant for the default; provided, however, that Landlord shall use commercially reasonable efforts to mitigate its damages. If the Lease is terminated, Tenant's liability to Landlord for damages shall survive such termination, and Landlord may re-enter, take possession of the Premises and remove any persons or property by any means allowed by law and without liability for damages.

            c. RELETTING. Following re-entry or abandonment, Landlord may relet the Premises, and in that connection, may prepare the Premises for reletting. Landlord may relet all or part of the Premises, alone or in conjunction with other properties, for a term longer or shorter than the term of this Lease, upon any reasonable terms and conditions, including the granting of some reasonable rent-free occupancy or other rent concession. Landlord shall use commercially reasonable efforts to mitigate its damages.

            d. DAMAGES. In the event of termination on default, Landlord shall be entitled to recover immediately without waiting until the due date of any future Rent or the date fixed for expiration of the Lease term, the following amounts as damages:

                  (1) All Base Rent and Additional Rent (together with interest at the rate of twelve percent (12%) per annum (but in no event to exceed the maximum rate permitted by law) from the date due until the date paid) accruing from the date due until the earlier of the date of trial or award or until the date a new tenant has been, or with the exercise of commercially reasonable efforts could have been, secured.

                  (2) The reasonable costs of re-entry and reletting, including without limitation the actual cost of any clean-up, refurbishing, removal of Tenant's property and fixtures, or any other expense occasioned by Tenant's failure to quit the Premises upon termination and to leave them in the required condition, any necessary remodeling costs, reasonable attorney fees, court costs, broker commissions, and advertising costs.

                  (3) Any excess of the value of rent and all of Tenant's other obligations under this Lease over the reasonable expected return from the Premises for the period commencing on the earlier of the date of trial to the date the Premises are relet and continuing through the end of the term. The present value of future amounts will be computed using a discount rate equal to the prime loan rate of major Oregon banks in effect on the date of trial.

                  (4) Landlord's damages shall be reduced to the extent they could have been mitigated through the exercise of commercially reasonable efforts and to the extent, if any, that they are

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
duplicative. Landlord shall not be entitled to any consequential, incidental or special damages except to the extent, if any, that they are specifically provided above in this Section 19(d).

      20. REMEDIES OF TENANT FOR BREACH BY LANDLORD. Upon the occurrence of an event of default, Tenant, at its option and in addition to any other rights and remedies it may have at law, in equity, under this Lease or otherwise, may pursue any one or more of the following courses of action:

            a. TERMINATE THE LEASE. Provided that the default in question was material and that Landlord was provided with an additional 30-day period to cure the default, and Landlord failed to cure the default within such additional 30-day period, Tenant shall have the option of terminating the Lease. In such case, it shall immediately surrender possession of the Premises to Landlord and shall be entitled to recover from Landlord all actual direct damages incurred by Tenant by reason of Landlord's default, including (1) the difference between the rent Tenant would have paid under the Lease and the rent Tenant is obligated to pay under any lease entered to replace this Lease; (2) all expenses incurred in vacating the premises, searching for a new facility, entering into a new lease, and moving into a new facility; and (3) any other amount necessary to compensate Tenant for all the actual direct damages proximately caused by Landlord's failure to perform its obligations under the Lease or which the ordinary course of things would be likely to result therefrom; provided, however, that Tenant shall be obligated to use it commercially reasonable efforts to mitigate its damages and Tenant shall not be entitled to any consequential, incidental or special damages, except to the extent, if any, that they are specifically provided above in this Section 20(a).

            b. MAINTAIN ITS RIGHT TO POSSESSION. Tenant shall have the option of maintaining its right to possession. In such case, this Lease shall continue in effect and Tenant shall have the right to remedy any Landlord default and deduct the cost of remedying any such default from any Base Rent due Landlord hereunder if Landlord fails to pay such cost within ten (10) days after written demand therefor.

            c. OTHER REMEDIES. Tenant shall have the right to pursue any other remedy now or hereafter available to Landlord under the laws or judicial decisions of the state in which the Premises is located. Tenant shall have the right to remedy any Landlord default and deduct the cost of remedying any such default from any Base Rent due Landlord hereunder if Landlord fails to pay such costs within ten (10) days after written demand therefor.

            d. OFFSET LIMITATION. In no event shall Tenant offset more than fifty percent (50%) of the Base Rent due to Landlord for each month.

      21. ATTORNEY'S FEES. In the event any suit, action or proceeding is brought by either party to establish, obtain or enforce any right under this Lease or for recovery of any amounts due hereunder or for breach of any covenant, term or condition hereof or for any matter in any way arising from the execution of this Lease, the prevailing party in such suit, action or proceeding, including an appeal to an appellate court arising therefrom, shall be entitled to recover its reasonable attorney's fees in addition to costs and disbursements.

      22. NOTICES. All notices, demands, consents or other communications required or permitted by law or by this Lease to be given to Tenant or to Landlord shall be given by personal delivery (including by reputable overnight delivery service) or by depositing the same in registered or certified U.S. mail, postage prepaid and addressed as follows:

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
     For Landlord:                                    For Tenant:

     1701 SE Columbia River Drive               3750 SW Hocken Avenue
     Vancouver, Washington  98661               Beaverton, Oregon  97005
     Attention: James E. John                   Attention: Plant Manager

                                                With a copy to:

                                                3000 Technology Drive
                                                Angleton, Texas 77515
                                                Attention: Legal Department

or to such other place as either party at any time may designate by written notice to the other party.

      23. HOLDING OVER. In the event the Tenant holds over after the termination of this Lease or any renewal thereof, thereafter the tenancy shall be from month to month at the same monthly rental rate, in the absence of a written agreement to the contrary.

      24. BENEFITS CUMULATIVE. Each and every one of the rights, remedies, and benefits provided by this Lease shall be cumulative and shall not be exclusive of any other of said rights, remedies and benefits allowed by law.

      25. WAIVERS. Waiver by either party of strict performance of any provision of this Lease shall not be a waiver of or prejudice the party's right to require strict performance of the same provision in the future.

      26. LEGALLY BINDING. This Lease shall be binding upon and inure to the benefit of the parties and their respective heirs, representatives, successor and permitted assigns.

      27. CHOICE OF LAW. This Lease shall be governed by the law of the State of Oregon.

      28. SECTION HEADINGS. Section headings are inserted in this Lease for convenience only and are not to be construed as restricting the meaning of the section or subsection to which they refer.

      29. REAL ESTATE COMMISSION. Landlord and Tenant each represent to the other that no finder, broker, or agent has been involved in this transaction. Each party agrees to defend, hold harmless, and indemnify the other party from and against any and all claims, demands, and payments of any such fee or commission by persons claiming by, through, or under such party.

      30. HAZARDOUS MATERIALS

            a. For purposes of this Lease, Hazardous Material means any material or substance which may pose a present or future threat to human health or the environment, including hazardous waste as the term is used in the Resource, Conservation, and Recovery Act (42 USC 6901 et seq.) and Hazardous Substances as that term is used in the Comprehensive Environmental Response and Liability Act (42 USC 9601 et seq.).

            b. Landlord makes no representation or warranty, express or implied, with respect to the environmental condition of the Premises. Tenant acknowledges that portions of the Premises may contain asbestos and that tenants at the Premises and in the vicinity thereof, use or have used Hazardous

Materials in the conduct of their business. Landlord's liability to remedy any Hazardous Materials found on the Premises is limited to that set forth in
Section 5(c) herein.

            c. Landlord acknowledges Tenant's need (i) to use and generate certain Hazardous Material on the Premises in the ordinary course of its business and (ii) to store and treat certain Hazardous Material on the Premises. The Hazardous Materials Tenant intends to use are described in Exhibit "E" hereto. The parties acknowledge that Tenant has previously delivered to Landlord the MSDS sheets for all Hazardous Materials Tenant has used in its current operations.

            d. Tenant shall be fully and completely responsible for all damage to the Premises caused by any of Tenant's waste and by-product generation, production, use, storage, treatment or disposal of Hazardous Material on the Premises.

            e. Tenant shall comply with all ongoing environmental and governmental monitoring and reporting requirements and provide Landlord with a copy of each and every report related to these matters at the same times as such are issued to the authorities governing the hazardous materials compliance. As soon as a contamination problem is identified, Tenant will (i) give written notice to Landlord and (ii) move to immediately correct the problem. Tenant shall be obligated to take all steps reasonably necessary to assure that Hazardous Materials do not leak onto, or penetrate into, the Building slab or floor, or otherwise contaminate the Premises. If required by law, idle materials or chemicals shall be stored in fully contained enclosures specifically designed to contain the materials being stored. These measures shall be taken at Tenant's expense. Tenant will be required to immediately report any environmental incident to Landlord.

      31. ACCESS. Landlord, and its agents and authorized representatives (including without limitation surveyors, engineers, environmental consultants, and contractors, and those of Landlord's current and prospective lenders), may enter the Premises to (1) inspect the same; (2) exhibit the same to prospective purchasers, mortgagees or tenants; (3) determine whether Tenant is complying with all its obligations hereunder; (4) supply any service to be provided by Landlord to Tenant hereunder; (5) post notices of nonresponsibility; (6) post "to Lease" signs of reasonable size upon the Premises during the last 365 days of the term hereof; and (7) make repairs required of Landlord under the terms hereof or repairs to any adjoining space or utility services or make repairs, alterations or additions to any other portion of the Building; provided, however, that all such work shall be done as promptly as reasonable possible and so as to cause as little interference to Tenant as reasonably possible. Landlord shall give Tenant at least seventy-two (72) hours prior written notice to establish a mutually acceptable appointment time of such entry, except in the case of an emergency. In the event of an emergency, Landlord shall have the right to use any and all means which Landlord may deem proper to open the doors to the Premises to obtain entry to the Premises. Tenant may require Landlord and its invitees to sign a non-disclosure agreement related to Tenant's customers and products

      32. LANDLORD'S LIABILITY. The term "Landlord" as used herein shall mean only the owner or owners at the time in question of the fee title of the Land on which the Premises are situated. In the event of any transfer of such title, Landlord herein named (and, in case of any subsequent transfers, the then-grantor) shall be relieved from and after the date of such transfer of all liability with respect to Landlord's obligations thereafter to be performed. Notwithstanding any provision of this Lease to the contrary, the liability of Landlord under this Lease will be limited to Landlord's interest in the Property, and any judgement against Landlord or Landlord's owners will be enforceable solely against Landlord's interest in the Property, except that such limitation shall not apply if and to the extent Landlord is liable to Tenant under clause (ii) of Section 5(c) hereof dealing with Hazardous Materials.

      33. INTEGRATION. There are no oral agreements between Landlord and Tenant affecting this Lease. This Lease supersedes and cancels any and all previous negotiations, arrangements, agreements and understandings, if any, between Landlord and Tenant with respect to the subject matter of this Lease.

      34. AMENDMENT. This Lease may not be amended or modified except by the written agreement of the parties. This Lease may not be amended or modified orally.

      35. CONSTRUCTION AND INTERPRETATION. The use in this Lease of the words "including", "such as", and words of similar import following any general statement, term, or matter shall not be construed to limit such statement, term, or other matter in any manner, whether or not the language of non-limitation (such as "without limitation" or "but not limited to") is used in connection therewith, but rather shall be deemed to refer to all other items or matters that could reasonably fall within the scope of the general statement, term, or matter. All provisions of this Lease have been negotiated at arm's length and this Lease shall not be construed for or against any party by reason of the authorship or alleged authorship of any provision hereof. If any provision of this Lease shall be determined to be illegal or unenforceable, such determination shall not affect any other provision of this Lease and all such other provisions shall remain in full force and effect.

      36. TIME OF ESSENCE. Time is of the essence with respect to each of Tenant's and Landlord's performance under this Lease.

      37. EXPANSION OF BUILDING. With Landlord's prior written consent, which shall not be unreasonably withheld, Tenant may, at its sole cost and expense, construct an addition to the Building upon receipt of all necessary governmental approvals and permits. Tenant shall be responsible for all governmental conditions and requirements imposed as a result of such expansion, including any off-site work. Any such expansion shall be (i) pursuant to plans and specifications prepared by a licensed architect and approved by Landlord, which approval shall not be unreasonably withheld, (ii) of first-class materials and workmanship, and (iii) the property of Landlord at the end of the Lease term without compensation to Tenant. Tenant shall not be required to pay any rent for any additional space created as a result of its expansion of the Building under this Section 37. Tenant shall be solely responsible for all maintenance and repair of any addition it chooses to construct, which it shall maintain in good condition.

      38. TERMINATION OF EXISTING LEASE. On and as of the Effective Date, the Existing Lease shall terminate and be of no further force and effect except for any accrued payment obligations and for any indemnity obligations which by their terms survive termination of the Existing Lease.

      IN WITNESS WHEREOF, the Parties have executed this lease as of the date first written above.

LANDLORD:                           TENANT:

MILLIKAN PROPERTIES, LLC            BENCHMARK ELECTRONICS, INC.


By:/S/ JAMES E. JOHN                By:/S/ GAYLA DELLY
Name:  James E. John                Name:  Gayla Delly
Title: President                    Title: Treasurer

                                  EXHIBIT LIST

      Exhibit A-1       Premises Location
      Exhibit A-2       Premises Location
      Exhibit B         Landlord Repairs/Replacements/Tenant Improvements
      Exhibit C         Maintenance Agreements
      Exhibit D         Approved Tenant Work
      Exhibit E         Hazardous Materials